As filed with the Securities and Exchange Commission on February 26, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNILEVER N.V.
(Exact name of company as specified in its charter)

The Netherlands	Weena 455	None
(State or Other Jurisdiction of	3000 AL, Rotterdam	(I.R.S. Employer Identification No.)
Incorporation or Organization	The Netherlands
(Address of Principal Executive Offices)

UNILEVER PLC
(Exact name of company as specified in its charter)

ENGLAND	Unilever House	None
(State or Other Jurisdiction of	Black Friars	(I.R.S. Employer Identification No.)
Incorporation or Organization	London EC4P 4BQ, England
(Address of Principal Executive Offices)

UNILEVER NORTH AMERICA
2002 OMNIBUS EQUITY COMPENSATION PLAN
(Full title of Plan)

Ronald M. Soiefer
Senior Vice President and General Counsel
Unilever United States, inc.
390 Park Avenue
New York, New York 10022
(Name and address of agent for service)

(212) 688-6000
(Telephone number, including area code, of agent for service)

Copy of all communications to:
Robert J. Lichtenstein
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
(215) 963-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered (1)(2)(3)	Per Share (4)	Price (4)	Registration Fee (5)(6)(7)

Unilever N.V. Ordinary Shares, nominal amount Fl 1.12 per share	40,500,000	$56.61	$2,292,705,000	$210,928.86
Less Fee Credit:				$(6,249.99)
Net Fee:				$204,678.87
Unilever PLC American	65,500,000	$35.16	$2,302,980,000	$211,874.16
Depository Shares				$(30,143.40)
Less Fee Credits:				$(6,250)
Net Fee:				$175,480.76

(1)	This Registration Statement on Form S-8 covers Ordinary Shares, par value Fl 1.12 per share (“NV Shares”) of Unilever N.V., a Netherlands corporation (“Unilever N.V.”) and American Depositary Shares representing four Ordinary Shares, par value 1.4 p per share (“PLC Shares”) of Unilever PLC, an English corporation (“Unilever PLC”) which may be offered or sold pursuant to the Unilever North America Omnibus Equity Compensation Plan (the “Plan”).

(2)	The Plan is the successor to the Unilever North America 1992 Stock Option Plan, the Unilever North America 2001 Omnibus Stock Plan, and the Amended and Restated Unilever North America Share Bonus Plan (the “Prior Plans”).

(3)	On January 24, 2001, Unilever PLC and Unilever N.V. jointly filed a Registration Statement on Form S-8 covering 4,428,572 PLC Shares and 1,342,858 N.V. Shares under the Unilever North America 1992 Stock Option Plan. Of these shares, 4,144,874 PLC Shares remain unsold and 0 N.V. Shares remain unsold.

(4)	On February 6, 2001, Unilever PLC and Unilever N.V. jointly filed a Registration Statement on Form S-8 covering 809,585 PLC Shares and 442,869 N.V. Shares under the Unilever North America 2001 Omnibus Stock Plan. Of these shares, 809,585 PLC Shares remain unsold and 442,869 N.V. Shares remain unsold.

(5)	All of the unsold securities registered in connection with the Prior Plans shall be deregistered on the date of filing of this Registration Statement. Registration fees associated with unsold securities under the Prior Plans in the amount of $6,249.99 (relating to 442,869 Unilever NV Ordinary shares registered in connection with the Unilever North America 2001 Omnibus Stock Plan), $30,143.40 (relating to 4,144,874 Unilever PLC ADRs registered in connection with the Unilever North America 1992 Stock Option Plan) and $6,250 (relating to 809,585 Unilever PLC ADRs registered in connection with the Unilever North America 2001 Omnibus Stock Plan) will be offset against the current registration fee in accordance with Rule 457 of the Securities Act and Release No. 33-7943.

(6)	Estimated pursuant to paragraph (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the Registration Fee based upon the average of the high and low sales prices of N.V. Shares on February 14, 2003 and PLC Shares on February 14, 2003 as reported on the New York Stock Exchange.

(7)	The aggregate Registration Fee of $380,159.63 was wired to the Securities and Exchange commission by Unilever United States, Inc. on February 21, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction E of Form S-8 the contents of the Registration Statement on Form S-8 filed by Unilever PLC on January 24, 2001 and the Registration Statement on Form S-8 filed by Unilever N.V. both relating to the Unilever North America 1992 Stock Option Plan on January 24, 2001 are hereby incorporated by reference.

Item 8. Exhibits.1

Exhibit Numbers	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers N.V.
23.2	Consent of PricewaterhouseCoopers
24	Power of Attorney (included as part of the signature page)
99.1	Unilever North America 2002 Omnibus Equity Compensation Plan

[1]	No “original issue” shares shall be issued under the Plan, therefore, in accordance with the instruction to Item 8 of Form S-8 no legality opinion is required.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 21st day of February, 2003.

UNILEVER N.V.

By:	/s/ Antony Burgmans

Name: Antony Burgmans
Title: Chairman

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of February, 2003.

UNILEVER PLC

By:	/s/ Niall Fitzgerald

Name: Niall Fitzgerald KBE
Title: Chairman

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also makes, constitutes and appoints Ronald M. Soiefer, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Name	Title

/s/ Niall Fitzgerald	Chairman, Unilever PLC, Vice Chairman, Unilever N.V. (Principal Executive Officer)
Niall Fitzgerald KBE

/s/ Antony Burgmans	Chairman, Unilever N.V., Vice Chairman, Unilever PLC (Principal Executive Officer)
Antony Burgmans

/s/ Rudy Markham	Director, Unilever N.V. and Unilever PLC and Principal Financial Officer
Rudy Markham

/s/ Clive Butler	Director, Unilever N.V. and Unilever PLC
Clive Butler

Name	Title

/s/ Patrick Cescau Patrick Cescau	Director, Unilever N.V. and Unilever PLC

/s/ Andre baron van Heemstra Andre baron van Heemstra	Director, Unilever N.V. and Unilever PLC

/s/ Charles Strauss Charles Strauss	Director, Unilever N.V. and Unilever PLC

/s/ Keki Dadiseth Keki Dadiseth	Director, Unilever N.V. and Unilever PLC

/s/ Ronald M. Soiefer Ronald M. Soiefer	Attorney-in-Fact for the Officers and Directors and Agent of Unilever N.V. and Unilever PLC for Service of Process

INDEX TO EXHIBITS

Exhibit Numbers	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers Accountants N.V.
23.2	Consent of PricewaterhouseCoopers
24	Power of Attorney (included as part of the signature page)
99.1	Unilever North America 2002 Equity Compensation Plan